Exhibit 99.1
Five Point Holdings, LLC Reports Fourth Quarter and Year-End 2021 Results
Fourth Quarter 2021 Highlights
•In Valencia, closed the sale of 643 homesites for an aggregate purchase price of $167.3 million.
•Builder sales of 147 homes in Valencia.
•Builder sales of 64 homes in Great Park Neighborhoods (including 3 homes under a fee build arrangement).
•Consolidated revenues of $182.2 million; consolidated net income of $47.5 million.
2021 Highlights
•Great Park Venture closed the sale of 887 homesites and 16 homes for an aggregate purchase price of $419.5 million.
•Great Park Venture distributions and incentive compensation payments to the Company totaled $98.3 million.
•Builder sales of 655 homes in Great Park Neighborhoods (including 37 homes under a fee build arrangement), representing an 11% increase compared to 2020.
•Valencia homesite closings totaled 643 for an aggregate purchase price of $167.3 million, bringing the total homesites sold and closed to 1,866 since sales commenced in December 2019.
•Builder sales of 346 homes in Valencia since sales commenced in May 2021.
•Extended the maturity date of the Company’s $125 million unsecured revolving line of credit to April 2024.
•Consolidated revenues of $224.4 million; consolidated net income of $13.3 million.
•Debt to total capitalization ratio of 24.7% and liquidity of $390.1 million as of December 31, 2021.
Irvine, CA, March 10, 2022 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its fourth quarter and year-end 2021 results.
Dan Hedigan, Chief Executive Officer, said, “I could not be more excited about leading the Five Point team. The Company’s well-located and irreplaceable assets provide a solid foundation upon which we can drive shareholder value. My immediate priority is to focus on revenue enhancement, cost management and process refinement. While local market conditions remain favorable for Five Point and its homebuilding partners, macro-economic issues related to geopolitical events, rising inflation and higher interest rates are being closely monitored. By focusing on the things we can control, such as maintaining a strong balance sheet, optimizing our cost structure and implementing operational efficiencies, we will have the flexibility to react to changing market conditions while driving shareholder value.”
Consolidated Results
Liquidity and Capital Resources
As of December 31, 2021, total liquidity of $390.1 million was comprised of cash and cash equivalents totaling $265.5 million and borrowing availability of $124.7 million under our $125.0 million unsecured revolving credit facility. Total capital was $1.9 billion, reflecting $2.9 billion in assets and $1.0 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended December 31, 2021
Revenues. Revenues of $182.2 million for the three months ended December 31, 2021 primarily consisted of revenue recognized from land sales at our Valencia segment. At Valencia we closed the sale of land entitled for an aggregate of 643 homesites on approximately 57 acres. The base purchase price was $167.3 million, and we also recognized additional revenue of $5.1 million in the transaction price as an estimate of the amount of variable consideration from marketing fees that we expect to be entitled to receive.
Equity in loss from unconsolidated entities. Equity in loss from unconsolidated entities was $2.9 million for the three months ended December 31, 2021. The Great Park Venture had no land sales during the three months ended December 31, 2021 but did close the sale of eight homes under its fee build program at Great Park Neighborhoods, generating $13.2 million in revenues. The remaining 22 homes subject to the fee building agreement are expected to close in 2022. Net loss for the Great Park Venture was $6.7 million. Our share of the net loss from our 37.5% percentage interest, adjusted for basis differences, was $1.9 million. Additionally, we recognized $0.2 million in earnings from our 75% interest in the Gateway Commercial Venture and a $1.2 million loss from our 10% interest in the Valencia Landbank Venture, which was primarily a result of intra-entity profit elimination due to the Valencia Landbank Venture purchasing homesites at Valencia.

Selling, general, and administrative. Selling, general, and administrative expenses were $17.6 million for the three months ended December 31, 2021.
Net income. Consolidated net income for the quarter was $47.5 million. Net income attributable to noncontrolling interests totaled $25.0 million, resulting in net income attributable to the Company of $22.5 million. Net income attributable to noncontrolling interests represents the portion of income allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income allocated to noncontrolling interests in subsequent periods.
Results of Operations for the Twelve Months Ended December 31, 2021
Revenues. Revenues of $224.4 million for the twelve months ended December 31, 2021 primarily consisted of revenue recognized from land sales at our Valencia segment. At Valencia we closed the sale of land entitled for an aggregate of 643 homesites on approximately 57 acres. The base purchase price was $167.3 million, and we also recognized additional revenue of $5.1 million in the transaction price as an estimate of the amount of variable consideration from marketing fees that we expect to be entitled to receive.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $6.2 million for the twelve months ended December 31, 2021. The Great Park Venture closed the sale of land entitled for an aggregate of 887 homesites and closed the sale of 16 homes under its fee build program generating net income of $56.9 million. Our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $6.4 million. Additionally, we recognized $0.7 million in earnings from our 75% interest in the Gateway Commercial Venture and a $0.9 million loss from our 10% interest in the Valencia Landbank Venture, which was primarily a result of intra-entity profit elimination due to the Valencia Landbank Venture purchasing homesites at Valencia.
Selling, general, and administrative. Selling, general, and administrative expenses were $77.1 million for the twelve months ended December 31, 2021.
Net income. Consolidated net income for the year was $13.3 million. Net income attributable to noncontrolling interests totaled $6.7 million, resulting in net income attributable to the Company of $6.6 million.
Conference Call Information
In conjunction with this release, Five Point will host a conference call on Thursday, March 10, 2022 at 5:00 p.m. Eastern Time. Dan Hedigan, Chief Executive Officer, and Erik Higgins, Vice President and Chief Financial Officer, will host the call. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (888) 256-1007 (domestic) or (856) 344-9299 (international). A telephonic replay will be available starting approximately two hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 7435201. The telephonic replay will be available until 11:59 p.m. Eastern Time on March 24, 2022.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® (formerly known as Newhall Ranch®) in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. This press release may contain forward-looking statements regarding: our expectations of our future revenues, costs and financial performance; future demographics and market conditions in the areas where our communities are located; the outcome of pending litigation and its effect on our operations; the timing of our development activities; and the timing of future real estate purchases or sales. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Investor Relations:
Bob Wetenhall, 949-349-1087
bob.wetenhall@fivepoint.com
or
Media:
Steve Churm, 949-349-1034
steve.churm@fivepoint.com

Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
REVENUES:
Land sales	$129,413	$52,322	$139,500	$69,398
Land sales—related party	43,213	53,205	43,286	53,219
Management services—related party	8,839	5,575	39,081	28,132
Operating properties	750	613	2,527	2,870
Total revenues	182,215	111,715	224,394	153,619
COSTS AND EXPENSES:
Land sales	106,012	73,892	106,012	85,753
Management services	6,759	3,899	31,459	20,486
Operating properties	1,724	719	6,822	5,127
Selling, general, and administrative	17,605	24,910	77,118	83,504
Total costs and expenses	132,100	103,420	221,411	194,870
OTHER (EXPENSE) INCOME:
Interest income	20	66	94	1,369
Miscellaneous	(113)	89	3,720	356
Total other (expense) income	(93)	155	3,814	1,725
EQUITY IN (LOSS) EARNINGS FROM UNCONSOLIDATED ENTITIES	(2,860)	(3,053)	6,188	42,364
INCOME BEFORE INCOME TAX BENEFIT (PROVISION)	47,162	5,397	12,985	2,838
INCOME TAX BENEFIT (PROVISION)	330	(1,744)	325	(1,744)
NET INCOME	47,492	3,653	13,310	1,094
LESS NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	25,008	2,871	6,742	1,522
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$22,484	$782	$6,568	$(428)

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$0.32	$0.01	$0.09	$(0.01)
Diluted	$0.32	$0.01	$0.09	$(0.01)
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	67,448,348	66,760,897	67,394,794	66,722,187
Diluted	143,544,758	142,881,077	143,491,204	69,000,096
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$0.00	$0.00	$0.00	$(0.00)
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
INVENTORIES	$2,096,824	$1,990,859
INVESTMENT IN UNCONSOLIDATED ENTITIES	374,553	442,850
PROPERTIES AND EQUIPMENT, NET	31,466	32,769
INTANGIBLE ASSET, NET—RELATED PARTY	51,405	71,747
CASH AND CASH EQUIVALENTS	265,462	298,144
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	1,330	1,330
RELATED PARTY ASSETS	101,818	103,681
OTHER ASSETS	20,052	20,605
TOTAL	$2,942,910	$2,961,985

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$619,116	$617,581
Accounts payable and other liabilities	115,374	135,331
Related party liabilities	95,918	113,149
Deferred income tax liability, net	12,998	12,578
Payable pursuant to tax receivable agreement	174,126	173,248
Total liabilities	1,017,532	1,051,887

REDEEMABLE NONCONTROLLING INTEREST	25,000	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: December 31, 2021—70,107,552 shares; December 31, 2020—69,051,284 shares
Class B common shares; No par value; Issued and outstanding: December 31, 2021—79,233,544 shares; December 31, 2020—79,233,544 shares
Contributed capital	587,587	578,278
Retained earnings	48,789	42,221
Accumulated other comprehensive loss	(1,952)	(2,833)
Total members’ capital	634,424	617,666
Noncontrolling interests	1,265,954	1,267,432
Total capital	1,900,378	1,885,098
TOTAL	$2,942,910	$2,961,985

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

December 31, 2021
Cash and cash equivalents	$265,462
Borrowing capacity (1)	124,651
Total liquidity	$390,113

(1) As of December 31, 2021, no amounts were drawn on the Company’s $125.0 million revolving credit facility; however, letters of credit of approximately $0.3 million were issued and outstanding under the revolving credit facility, thus reducing the available capacity by the outstanding letters of credit amount.

Debt to Total Capitalization and Net Debt to Total Capitalization

December 31, 2021
Debt (1)	$625,000
Total capital	1,900,378
Total capitalization	$2,525,378
Debt to total capitalization	24.7%

Debt (1)	$625,000
Less: Cash and cash equivalents	265,462
Net debt	359,538
Total capital	1,900,378
Total net capitalization	$2,259,916
Net debt to total capitalization (2)	15.9%

(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company's GAAP results.

Segment Results
The following tables reconcile the results of operations of our segments to our consolidated results for the three and twelve months ended December 31, 2021 (in thousands):

	Three Months Ended December 31, 2021
	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$129,413	$—	$341	$—	$129,754	$—	$129,754	$(341)	$129,413
Land sales—related party	43,213	—	1,903	—	45,116	—	45,116	(1,903)	43,213
Home sales	—	—	13,225	—	13,225	—	13,225	(13,225)	—
Management services—related party(2)	—	—	8,737	102	8,839	—	8,839	—	8,839
Operating properties	633	117	—	2,118	2,868	—	2,868	(2,118)	750
Total revenues	173,259	117	24,206	2,220	199,802	—	199,802	(17,587)	182,215
COSTS AND EXPENSES:
Land sales	106,012	—	—	—	106,012	—	106,012	—	106,012
Home sales	—	—	9,835	—	9,835	—	9,835	(9,835)	—
Management services(2)	—	—	6,759	—	6,759	—	6,759	—	6,759
Operating properties	1,724	—	—	624	2,348	—	2,348	(624)	1,724
Selling, general, and administrative	3,590	2,202	5,824	901	12,517	11,813	24,330	(6,725)	17,605
Management fees—related party	—	—	6,576	—	6,576	—	6,576	(6,576)	—
Total costs and expenses	111,326	2,202	28,994	1,525	144,047	11,813	155,860	(23,760)	132,100
OTHER (EXPENSE) INCOME:
Interest income	—	—	80	—	80	20	100	(80)	20
Interest expense	—	—	—	(314)	(314)	—	(314)	314	—
Miscellaneous	(113)	—	—	—	(113)	—	(113)	—	(113)
Total other (expense) income	(113)	—	80	(314)	(347)	20	(327)	234	(93)
EQUITY IN LOSS FROM UNCONSOLIDATED ENTITIES	(1,183)	—	—	—	(1,183)	—	(1,183)	(1,677)	(2,860)
SEGMENT PROFIT (LOSS)/INCOME BEFORE INCOME TAX BENEFIT	60,637	(2,085)	(4,708)	381	54,225	(11,793)	42,432	4,730	47,162
INCOME TAX BENEFIT	—	—	—	—	—	330	330	—	330
SEGMENT PROFIT (LOSS)/NET INCOME	$60,637	$(2,085)	$(4,708)	$381	$54,225	$(11,463)	$42,762	$4,730	$47,492
(1) Represents the removal of the Great Park Venture and Gateway Commercial Venture operating results, which are included in the Great Park segment and Commercial segment operating results at 100% of each venture’s historical basis, respectively, but are not included in our consolidated results as we account for our investment in each venture using the equity method of accounting.
(2) For the Great Park and Commercial segments, represents the revenues and expenses attributable to the management company for providing services to the Great Park Venture and the Gateway Commercial Venture, as applicable.

	Twelve Months Ended December 31, 2021
	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$139,500	$—	$346,758	$—	$486,258	$—	$486,258	$(346,758)	$139,500
Land sales—related party	43,286	—	62,797	—	106,083	—	106,083	(62,797)	43,286
Home sales	—	—	26,172	—	26,172	—	26,172	(26,172)	—
Management services—related party(2)	—	—	38,675	406	39,081	—	39,081	—	39,081
Operating properties	1,979	548	—	8,475	11,002	—	11,002	(8,475)	2,527
Total revenues	184,765	548	474,402	8,881	668,596	—	668,596	(444,202)	224,394
COSTS AND EXPENSES:
Land sales	106,012	—	301,247	—	407,259	—	407,259	(301,247)	106,012
Home sales	—	—	20,022	—	20,022	—	20,022	(20,022)	—
Management services(2)	—	—	31,459	—	31,459	—	31,459	—	31,459
Operating properties	6,822	—	—	1,889	8,711	—	8,711	(1,889)	6,822
Selling, general, and administrative	18,340	5,190	30,658	4,473	58,661	53,588	112,249	(35,131)	77,118
Management fees—related party	—	—	25,969	—	25,969	—	25,969	(25,969)	—
Total costs and expenses	131,174	5,190	409,355	6,362	552,081	53,588	605,669	(384,258)	221,411
OTHER INCOME (EXPENSE):
Interest income	—	—	496	—	496	94	590	(496)	94
Interest expense	—	—	—	(1,235)	(1,235)	—	(1,235)	1,235	—
Miscellaneous	1,672	1,070	—	—	2,742	978	3,720	—	3,720
Total other income (expense)	1,672	1,070	496	(1,235)	2,003	1,072	3,075	739	3,814
EQUITY IN (LOSS) EARNINGS FROM UNCONSOLIDATED ENTITIES	(903)	—	(1,409)	—	(2,312)	—	(2,312)	8,500	6,188
SEGMENT PROFIT (LOSS)/INCOME BEFORE INCOME TAX BENEFIT	54,360	(3,572)	64,134	1,284	116,206	(52,516)	63,690	(50,705)	12,985
INCOME TAX BENEFIT	—	—	—	—	—	325	325	—	325
SEGMENT PROFIT (LOSS)/NET INCOME	$54,360	$(3,572)	$64,134	$1,284	$116,206	$(52,191)	$64,015	$(50,705)	$13,310
(1) Represents the removal of the Great Park Venture and Gateway Commercial Venture operating results, which are included in the Great Park segment and Commercial segment operating results at 100% of each venture’s historical basis, respectively, but are not included in our consolidated results as we account for our investments in each venture using the equity method of accounting.
(2) For the Great Park and Commercial segments, represents the revenues and expenses attributable to the management company for providing services to the Great Park Venture and the Gateway Commercial Venture, as applicable.

The table below reconciles the Great Park segment results to the equity in (loss) earnings from our investment in the Great Park Venture that is reflected in the consolidated statements of operations for the three and twelve months ended December 31, 2021 (in thousands):

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Segment (loss) profit from operations	$(4,708)	$64,134
Less net income of management company attributed to the Great Park segment	1,978	7,216
Net (loss) income of the Great Park Venture	(6,686)	56,918
The Company’s share of net (loss) income of the Great Park Venture	(2,508)	21,344
Basis difference accretion (amortization)	621	(14,912)
Equity in (loss) earnings from the Great Park Venture	$(1,887)	$6,432

The table below reconciles the Commercial segment results to the equity in earnings from our investment in the Gateway Commercial Venture that is reflected in the consolidated statements of operations for the three and twelve months ended December 31, 2021 (in thousands):

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Segment profit from operations	$381	$1,284
Less net income of management company attributed to the Commercial segment	102	406
Net income of the Gateway Commercial Venture	279	878
Equity in earnings from the Gateway Commercial Venture	$210	$659